Consent of Independent Accountants


We consent to the incorporation by reference in this registration statement of Ethyl Corporation on Form S-8 of our report dated January 20, 1998, on our audits of the consolidated financial statements of Ethyl Corporation and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, appearing on page 42 of the Ethyl Corporation 1997 Annual Report, which report is incorporated by reference in the Annual Report on Form 10-K.



                                 /s/ PricewaterhouseCoopers   LLP

Richmond, Virginia
August 6, 1998